As filed with the U.S. Securities and Exchange Commission on August 26, 2025

Registration Statement No. 333-284322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Agroz Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	100	Not applicable
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 2, Lorong Teknologi 3/4A, Taman Sains Selangor, Kota Damansara,

47810 Petaling Jaya, Selangor, Malaysia

+60 18-218 2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas
31st Floor, New York, NY 10036
Telephone: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq. Jeffrey Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Jason T. Simon, Esq. Yangyang Jia, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, VA 22102 (703) 749-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act:

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (this “Amendment”) to its Registration Statement on Form F-1 (Registration No. 333-284322) (the “Registration Statement”), as amended, of Agroz Inc., originally filed on January 16, 2025, is being filed as an exhibit-only filing to file a replacement of the form of Underwriting Agreement previously filed as Exhibit 1.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the new form of Underwriting Agreement (filed herewith as Exhibit 1.1). This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Amended and Restated Memorandum and Articles of Association
3.3*	Certificate of Incorporation
4.1*	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Carey Olsen Cayman Limited regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Sichenzia Ross Ference Carmel LLP regarding the enforceability of the Representative’s Warrant
8.1*	Opinion of Carey Olsen Cayman Limited regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*	Form of Employment Agreement between the registrant and its officers
10.2*	Form of Independent Director Agreement between the registrant and its independent directors
10.3*	Form of Employment Agreement between the registrant and its officers
10.4*	Tenancy Agreement between Agroz Group Sdn. Bhd. and AEON Co. (M) Bhd
10.5*	Concessionaire Agreement between Agroz Group Sdn. Bhd. and AEON Co. (M) Bhd
10.6*	Yearly Contract between Agroz Group Sdn. Bhd. and AEON Co. (M) Bhd
10.7*	Microsoft Publisher Agreement between Agroz Inc. and Microsoft Corporation
10.8*	Microsoft AI Cloud Partner Program Agreement between us and a Microsoft affiliate designated by Microsoft
10.9*	Tenancy Agreement between Agroz Group Sdn. Bhd. and Child’s Partner (M) Sdn. Bhd.
10.10*	Software Development Agreement between Agroz Group Sdn. Bhd. and Braiven Co. Ltd dated January 18, 2023
10.11*	Software Development Agreement between Agroz Group Sdn. Bhd. and Braiven Co. Ltd dated April 15, 2024
10.12*	Re-Negotiated Payment Terms for Robotics AI Operating System Development Agreement between Agroz Group Sdn. Bhd. and Braiven Co. Ltd.
10.13*	Loan Agreement between Agroz Group Sdn. Bhd. and HWG Cash Berhad
10.14*	Supplementary Agreement to the Software Development Agreement dated January 18, 2023 between Agroz Group Sdn. Bhd. and Braiven Co. Ltd.
10.15*	Supplementary Agreement to the Software Development Agreement dated April 15, 2024 between Agroz Group Sdn. Bhd. and Braiven Co. Ltd.
10.16*	IT Services Agreement between Agroz Group Sdn. Bhd. and Braiven Co. Ltd. dated January 1, 2024.
14.1*	Code of Business Conduct and Ethics
21.1*	List of Subsidiaries
23.1*	Consent of Marcum Asia CPAs LLP, an independent registered public accounting firm
23.2*	Consent of Carey Olsen (included in Exhibit 5.1)
23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (included on signature page)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nomination and Governance Committee Charter
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Previously Filed.

**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Klang, Malaysia, on August 26, 2025.

AGROZ INC.

By:	/s/ Gerard Kim Meng Lim
Name:	Gerard Kim Meng Lim
Title:	Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gerard Kim Meng Lim		Chief Executive Officer (Principal Executive Officer),	August 26, 2025
Name:	Gerard Kim Meng Lim	Director

/s/ Chun Hoo Lim		Director	August 26, 2025
Name:	Chun Hoo Lim

/s/ May Jin Sim		Chief Financial Officer (Principal Financial Officer and	August 26, 2025
Name:	May Jin Sim	Principal Accounting Officer)

/s/ Pauline Kok		Director	August 26, 2025
Name:	Pauline Kok

/s/ Hua Seng Benjamin Tan		Director	August 26, 2025
Name:	Hua Seng Benjamin Tan

/s/ Muhammad Arshad Chaudhry		Director	August 26, 2025
Name:	Muhammad Arshad Chaudhry

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